Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of November 16, 2013 (this “Agreement”), is made and entered into by and among RCS Capital Corporation, a Delaware corporation (“Parent”) and Marshall Leeds (“Shareholder”).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, Summit Financial Services Group, Inc., a Florida corporation (the “Company”), Parent and Dolphin Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or restated, and including all exhibits and other attachments thereto, the “Merger Agreement”), which provides, among other things, for the merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Shareholder is the record and/or beneficial owner of the number of shares of Company Common Stock set forth on Schedule A attached hereto and has the voting and dispositive power in connection with the Merger with respect to such shares (the “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of options or warrants, conversion of convertible securities or otherwise, including as contemplated by Section 1(d), the “Shares”); and

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that Shareholder agree, and Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

AGREEMENT

1.          Agreement to Vote; Irrevocable Proxy; Etc.

(a)          Agreement to Vote. Subject to the terms and conditions hereof, including Section 20, Shareholder hereby irrevocably and unconditionally agrees that, from and after the date hereof and until the Termination Date (as defined in Section 6 below), at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock in lieu of a meeting, or otherwise, Shareholder shall (x) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and respond to any other request by the Company or Parent for written consent, if any, and (y) vote (or cause to be voted) all of the Shares (i) in favor of (A) approval of the Merger and the other transactions contemplated by the Merger Agreement and (B) any other matter that is required to facilitate the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (ii) against the following actions: (A) any Acquisition Proposal, (B) any other action involving the Company or any Subsidiary of the Company that would reasonably be expected to have the effect of impeding, materially interfering with, materially delaying, materially postponing, or impairing (I) the ability of the Company to consummate the Merger or (II) any other transaction contemplated by the Merger Agreement or (C) any action or agreement that would reasonably be expected to result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled on or prior to the Outside Date. Subject to the terms and conditions hereof, Shareholder shall not enter into any agreement or understanding with any Person prior to the Termination Date to vote in any manner inconsistent herewith. Subject to the terms and conditions hereof, the obligations of Shareholder specified in this Section 1(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal prior to the Termination Date.

(b)          Irrevocable Proxy. Shareholder hereby revokes any and all previous proxies and powers of attorney granted with respect to any of the Shares, and Shareholder shall not grant any subsequent proxy or power of attorney with respect to any of the Shares, except as set forth in this Agreement or required by a letter of transmittal. By entering into this Agreement, subject to the last sentence of this Section 1(b), Shareholder hereby grants, or agrees to cause the applicable record holder to grant, a proxy appointing Parent, any designee of Parent and each of Parent’s officers, with full power of substitution and resubstitution, as Shareholder’s attorney-in-fact and proxy, for and in Shareholder’s name, to be counted as present, vote, express consent or dissent with respect to all of the Shares for the purposes set forth in Section 1(a). The proxy granted by Shareholder pursuant to this Section 1(b) is, subject to the last sentence of this Section 1(b), irrevocable and is coupled with an interest, in accordance with Section 212(e) of the DGCL and Section 607.0722(5) of the FBCA, as applicable, and is granted in order to secure Shareholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Merger Agreement. The power of attorney granted by Shareholder is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Shareholder. If Shareholder fails for any reason to be counted as present, consent or vote Shareholder’s Shares in accordance with the requirements of Section 1(a), then Parent shall have the right to cause to be present, consent or vote Shareholder’s Shares in accordance with the provisions of Section 1(a). The proxy granted by Shareholder shall be automatically revoked upon the valid termination of this Agreement in accordance with Section 6. Shareholder hereby affirms that the proxy granted in this Section 1(b) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Shareholder under this Agreement. If for any reason the proxy granted herein is found by a court of competent jurisdiction to not be valid, then Shareholder agrees to vote the Shares in accordance with Section 1(a). For Shares as to which Shareholder is the beneficial but not the record owner, Shareholder shall take all necessary actions to cause any record owner of such Shares to irrevocably constitute and appoint Parent and its designees as such record owner’s attorney and proxy and grant an irrevocable proxy to the same effect as that contained herein.

2

(c)          Restriction on Transfer. From the date of this Agreement until the Termination Date, except as otherwise contemplated in the Merger Agreement, Shareholder shall not (i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Shares (any such action, a “Transfer”), (ii) deposit any of the Shares into a voting trust or enter into a separate voting agreement with respect to any of the Shares, (iii) take any action that would cause any representation or warranty of Shareholder contained herein to become untrue or incorrect, in each case, in any material respect, or would reasonably be expected to have the effect of preventing or disabling Shareholder from performing his obligations under this Agreement or (iv) commit or agree to take any of the foregoing actions. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, Shareholder may make Transfers of Shares by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations; provided, that, each transferee agrees in writing to be bound by the terms of this Agreement applicable to Shareholder and to hold such Shares subject to all the terms and provisions of this Agreement to the same extent as such terms and provisions bound Shareholder. If any involuntary Transfer of any of the Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. In furtherance of the foregoing, Shareholder hereby authorizes (x) Parent to notify the Company’s transfer agent that there is a stop transfer order with respect to all Shares (and that this Agreement places limits on the voting and transfer of the Shares) and (y) the Company and the Company's transfer agent not to register the transfer of any certificate representing any of the Shares unless such transfer is made in accordance with the terms of this Agreement.

(d)          Additional Shares. Shareholder hereby agrees, during the term of this Agreement, to promptly notify Parent in writing of any new Shares acquired by Shareholder, if any, after the execution of this Agreement. Any such Shares shall be subject to the terms of this Agreement as though owned by Shareholder on the date of this Agreement. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

(e)          Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any of the Persons identified in Section 1(b) or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Shares. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Shares shall remain vested in and belong to Shareholder, and none of Parent, the Persons identified in Section 1(b) or any other Person shall have any power or authority to direct Shareholder in the voting or disposition of any of the Shares, except as otherwise expressly provided in this Agreement.

3

(f)          Non-Solicitation. Prior to the Termination Date, Shareholder shall (i) not (whether directly or indirectly through any representative of Shareholder) engage in any conduct that if conducted by the Company would be prohibited by Section 6.4 of the Merger Agreement after taking into account the terms of such section and (ii) advise the Company (in order that the Company can timely comply with its obligations under Section 6.4(c) of the Merger Agreement) of Shareholder’s receipt of any Acquisition Proposal.

2.          Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent, as of the date hereof, and at all times during the term of this Agreement, solely with respect to himself, as follows:

(a)          Authorization; Validity of Agreement; Necessary Action. Shareholder has full power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Shareholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)          Shares. Shareholder’s Existing Shares are owned beneficially and/or of record by Shareholder, as set forth on Schedule A attached hereto. Shareholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by Shareholder, and, except for Shareholder’s Existing Shares, Shareholder does not beneficially own or have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares of Company Common Stock or any securities convertible into shares of Company Common Stock (other than pursuant to any option, stock award or similar compensation plan adopted by the Company). Shareholder has the voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 1 hereof and power to agree to all of the matters set forth in this Agreement with respect to each of Shareholder’s Existing Shares as set forth on Schedule A attached hereto, with no other limitations, qualifications or restrictions on such rights, subject only to applicable federal securities Laws and the terms of this Agreement and the Merger Agreement. Except for this Agreement, Shareholder has good and valid title to Shareholder’s Existing Shares, free and clear of all liens, claims, security interests, pledges, options, rights of first refusal, agreements, limitations on voting rights, restrictions, charges, proxies and other charges or encumbrances.

(c)          No Conflicts. The execution and delivery of this Agreement by Shareholder do not, and the performance of the terms of this Agreement by Shareholder will not, (a) require Shareholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Shareholder or his properties or assets, (c) except as may otherwise be required by applicable federal securities Laws, conflict with or violate any Law applicable to Shareholder or pursuant to which any of his properties or assets are bound or (d) violate any other agreement to which Shareholder is a party, including any voting agreement, shareholders agreement, irrevocable proxy, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture lease or other agreement, instrument, permit, concession, franchise or license. The Existing Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, shareholders agreement, irrevocable proxy or voting trust.

4

(d)          Acknowledgment. Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

3.          Representations and Warranties of Parent. Parent hereby represents and warrants to Shareholder, as of the date hereof, and at all times during the term of this Agreement, as follows:

(a)          Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

(b)          Corporate Authorization; Validity of Agreement; Necessary Action. Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by the Parent Board, and no other corporate action or proceedings on the part of Parent are necessary to authorize the execution and delivery by Parent of this Agreement, and the consummation by Parent of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and, assuming this Agreement constitutes a valid and binding obligation of Shareholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)          No Conflicts. The execution and delivery of this Agreement by Parent do not, and the performance of the terms of this Agreement by Parent will not, (a) require Parent to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on Parent or its properties or assets, (c) except as may otherwise be required by applicable federal securities Laws, conflict with or violate any Law applicable to Parent or pursuant to which any of its or any Parent Subsidiary’s properties or assets are bound or (d) violate any other material agreement to which Parent or any Parent Subsidiary is a party.

4.          Further Assurances. From time to time, at any other party’s request and expense and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

5

5.          Waiver of Appraisal Rights. Shareholder hereby irrevocably and unconditionally waives, and agrees to cause any record owner of Shares to irrevocably and unconditionally waive, the exercise of any rights of appraisal, dissenters’ rights or similar rights relating to the Merger or any related transaction that Shareholder or record owner may have by virtue of, or with respect to, any Shares (including those rights pursuant to Sections 607.1302 et seq. of the FBCA).

6.          Termination. This Agreement shall automatically terminate, and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further force or effect upon the earlier to occur of the (a) Effective Time, (b) valid termination of the Merger Agreement in accordance with its terms, (c) an Adverse Recommendation Change, and (d) at the option of Shareholder, the execution of any amendment or waiver with respect to the Merger Agreement subsequent to the date of this Agreement that results in any decrease in the consideration to be paid per share (for the avoidance of doubt, other than a decrease or other adjustment currently contemplated by the terms of the Merger Agreement or the CVR Agreement) for the shares of Company Common Stock (any such date shall be referred to herein as the “Termination Date”). Nothing in this Section 6 shall relieve any party of liability for breach of this Agreement prior to the termination of this Agreement pursuant to its terms.

7.          Costs and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

8.          Amendment and Modification. This Agreement may be amended, modified and supplemented in any and all respects only by written agreement executed and delivered by each of the parties hereto. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought, except that this Agreement may be terminated as set forth in Section 6.

9.          Notices. Any notice, request, claim, demand and other communications hereunder shall be sufficient if in writing and sent (i) by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day) or (ii) by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9):

6

If to Marshall Leeds, to:

Marshall Leeds

c/o Summit Financial Services Group, Inc.

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

Phone: (561) 338-2800

Fax: (561) 338-2801

If to Parent, to:

RCS Capital Corporation, Inc.

405 Park Avenue, 15th Floor

New York, NY 10022

Phone: (866) 904-2988

Fax: (646) 381-0545

Attention:          Ryan Tooley,

    Assistant General Counsel

with a mandatory copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone: (212) 969-3000

Fax: (212) 969-2900

Attention:          James Gerkis

    Lorenzo Borgogni

10.          Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.”

11.          Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

12.          Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Merger Agreement), including the recitals hereto, which are expressly incorporated herein and which each party hereto agrees are true and correct, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement is intended to create a contractual relationship between Shareholder and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto. Without limiting the generality of the foregoing, neither Shareholder nor Parent, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law with each other or any other shareholder of the Company.

7

13.          Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

14.          Specific Performance; Remedies Cumulative.

(a)          Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

(b)          Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

15.          Governing Law. This Agreement and all Actions (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

16.          Assignment. Except as set forth in Section 1(c), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder (whether by operation of law or otherwise) without the prior written consent of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

17.          Consent to Jurisdiction.

(a)          Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of New Castle County in the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware (the “DE Courts”), for the purpose of any Action (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such Action may be heard and determined exclusively in any DE Court.

8

(b)          Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 9 and nothing in this Section 17 shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the DE Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such DE Court and (iv) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the DE Courts. Each of party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

18.          WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

19.          Negotiated Terms. The provisions of this Agreement are the result of negotiations between the parties. Accordingly, this Agreement shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation.

20.          Action in Shareholder Capacity Only. The parties acknowledge and agree that this Agreement is entered into by Shareholder solely in his capacity as the record and/or beneficial owner of the Shares and nothing in this Agreement shall (i) restrict or limit in any respect any action taken (or failure to act) by Shareholder in his capacity as a director or officer of the Company or (if applicable) any Subsidiary of the Company, or (ii) be construed to prohibit, limit or restrict Shareholder from exercising any of Shareholder’s fiduciary duties (including with respect to the Merger Agreement and/or the transactions contemplated thereby) as a director or officer of the Company. The taking of any action (or failure to act) by Shareholder in his capacity as an officer or director of the Company or any Subsidiary of the Company, or the exercise of Shareholder’s fiduciary duties as an officer or director of the Company, will in no event be deemed to constitute a breach of this Agreement.

9

21.          Documentation and Information. Shareholder (i) consents to and authorizes the publication and disclosure by Parent of Shareholder’s identity and holdings of the Shares, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any other transaction contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to give to Parent any information reasonably related to the foregoing as either may reasonably require for the preparation of any such disclosure documents. As promptly as practicable, Shareholder shall notify Parent of any required corrections with respect to any written information supplied by Shareholder specifically for use in any such disclosure document, if and to the extent Shareholder becomes aware that any have become false or misleading in any material respect.

[Signature Pages Follow]

10

IN WITNESS WHEREOF, Parent and Shareholder have signed (or, in the case of Parent, caused this Agreement to be signed by its officers or other authorized Person thereunto duly authorized) as of the date first written above.

SHAREHOLDER:

/s/ Marshall Leeds
Marshall Leeds

11

PARENT:

RCS CAPITAL CORPORATION

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: President

12

SCHEDULE A

EXISTING SHARES

Shareholder	Company Common Stock		Company Deferred Stock	Company Common Stock Underlying Company Options	Company Common Stock Underlying Company Warrants
Marshall Leeds	6,480,000	*	2,800,000	6,065,087	0

* Owned of record by Marshall T. Leeds Rev. Trust DTD 12/29/04

13